RONALD N. SILBERSTEIN, C.P.A., P.L.L.C.
30201 ORCHARD LAKE ROAD, SUITE 150
FARMINGTON HILLS, MICHIGAN 48334
TEL: (248) 330-6226 º FAX: (248) 479-0578

Internet: www.ronscpa.com

July 5, 2007

Securities and Exchange Commission
450 Fifth St., N.W.
Washington, DC 20549

RE: Smartec Holdings, Inc.

Ladies and Gentlemen:

We have read the statements made by Smartec Holdings, Inc. in Item 4.01 of the accompanying Form 8-K filed with the Securities and Exchange Commission. We agree with the statements contained herein concerning our firm.

Very Truly Yours,

/s/ Ronald N. Silberstein, C.P.A., P.L.L.C.
Ronald N. Silberstein, C.P.A., P.L.L.C.
Farmington Hills, Michigan